UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                      ----------------------


                             FORM 8-K

                          CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report: November 19, 2004
                (Date of earliest event reported)

                   GK INTELLIGENT SYSTEMS, INC.
                 -------------------------------
      (Exact name of Registrant as specified in its charter)



          Delaware                  000-22057              76-0513297
----------------------------   ------------------------   -------------
(State or other jurisdiction   (Commission File Number)   (IRS Employer
    of incorporation)                                     Identification No.)



                       2602 Yorktown Place
                       Houston, Texas 77056
        --------------------------------------------------
       (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (713) 626-1504

==============================================================================


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 19, 2004, the Registrant entered into an Amended Consulting Services Agreement with Diya Systems, Inc. Pursuant to the terms of the Agreement, Diya Systems will render advice, consultation, information and services to the Registrant regarding general business matters including, but not limited to:

     A. Mergers and acquisitions, due diligence studies, and reorganizations:
     B.    Temporary and Permanent Staffing Industry, and
     C. Information Technology industry trends and potential benefits that could arise in Client's adoption of certain IT systems and or procedures.

The Registrant will pay Diya Systems approximately $84,000. The term of the Agreement is one year.

The description of the transaction contained herein is qualified in its entirety by reference to the Amended Consulting Services Agreement filed as Exhibit 10.1 to this Report.


Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

c)  Exhibits:


10.1  Amended Consulting Services Agreement between the
      Registrant and Diya Systems, Inc., dated November 19, 2004.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GK Intelligent Systems, Inc.
                                       -----------------------------
                                       (Registrant)



Date:  November 23, 2004               /s/  Gary F. Kimmons
                                     -----------------------------------------
                                       Gary F. Kimmons,
                                       President and Chief
                                       Executive Officer